UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   ☒           Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as Permitted by Rule 14A-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

CLOVER HEALTH INVESTMENTS, CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

CLOVER HEALTH INVESTMENTS, CORP.
3401 Mallory Lane
Suite 210
Franklin, TN 37067
(201) 432-2133
[●] [●], 2023
Dear Stockholder:

A Special Meeting of Stockholders (the “Special Meeting”) of Clover Health Investments, Corp. (the “Company”) will be held on [●] [●], 2023, at [●] Eastern Time. Stockholders will be able to attend the virtual-only Special Meeting, vote and submit questions by visiting www.virtualshareholdermeeting.com/CLOV2023SM. Stockholders may vote and submit questions in advance of the meeting by visiting www.proxyvote.com. For instructions on how to attend and vote your shares at the Special Meeting, see the information in the accompanying proxy statement (“Proxy Statement”). Any reference herein to attending the Special Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

At the Special Meeting, the stockholders will consider and vote on (1) a proposal to authorize the Company’s Board of Directors (the “Board”) to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Class A common stock and Class B common stock, at a reverse stock split ratio range of 1-for-5 through 1-for-20, as determined by our Board of Directors at a later date, and to reduce the number of authorized shares of our Class A common stock and Class B common stock by a corresponding ratio, and (2) a proposal to postpone or adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the reverse stock split and authorized share reduction proposal.

The formal notice of the Special Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy via the Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You may vote via the Internet or by telephone up to the time the polls close at the Special Meeting. Please review the instructions on each of your voting options described in the accompanying Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received.

Whether or not you plan to attend the Special Meeting, please read the Proxy Statement and vote your shares.

On behalf of the Board of Directors, we thank you for your continued support and look forward to seeing you virtually at the Special Meeting.

Sincerely,

Andrew Toy
Co-Founder, Chief Executive Officer and Director
Clover Health Investments, Corp.

CLOVER HEALTH INVESTMENTS, CORP.
3401 Mallory Lane
Suite 210
Franklin, TN 37067

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
[●] [●], 2023
[●] Eastern Time

We invite you to attend a Special Meeting of Stockholders (the “Special Meeting”) of Clover Health Investments, Corp., a Delaware corporation (“Clover Health,” the “Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1.A proposal to authorize our Board of Directors (the “Board”) to amend our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of our Class A common stock and Class B common stock at a reverse stock split ratio in the range of 1-for-5 to 1-for-20, and (b) a reduction in the number of authorized shares of our Class A common stock and Class B common stock by a corresponding ratio (the “Authorized Share Reduction”); and

2.Any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Special Meeting (the “Adjournment Proposal”).
The Board recommends that you vote “FOR” the Reverse Stock Split and the Authorized Share Reduction Proposal and “FOR” the Adjournment Proposal.

The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on [●] [●], 2023. Only stockholders of record at that date are entitled to notice of, and to vote at, the Special Meeting. For more information, please read the accompanying Proxy Statement.

The Special Meeting will be held in a virtual meeting format only. You will be able to attend the virtual-only Special Meeting, vote and ask questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/CLOV2023SM. For instructions on how to attend and vote your shares at the Special Meeting, see the information in the accompanying Proxy Statement. You may vote and submit questions in advance of the Special Meeting by visiting www.proxyvote.com. Any reference herein to attending the Special Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

It is important that your shares are represented at the Special Meeting. Stockholders of record as of the close of business on the record date may vote their shares online at the Special Meeting, or authorize a proxy (1) via the Internet, (2) by telephone or (3) if you have received paper copies of our proxy materials, by submitting your enclosed proxy card.

Sincerely,

Karen Soares
Deputy General Counsel and Corporate Secretary
Clover Health Investments, Corp.

[●] [●], 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●] [●], 2023.

This Notice and the Proxy Statement are available by visiting www.virtualshareholdermeeting.com/CLOV2023SM.

GENERAL INFORMATION
What is included in these proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for this Special Meeting of Stockholders (the “Special Meeting”) of Clover Health Investments, Corp., a Delaware corporation (“Clover,” “Clover Health,” the “Company,” “our company,” “we,” “our,” or “us”), include the Notice of Special Meeting, this Proxy Statement (“Proxy Statement”) and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, will deliver printed versions of these materials to you by mail, because you were a stockholder of record at the close of business on [●] [●], 2023.

Our principal executive offices are located at 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067.

A “proxy statement” is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a “proxy card.” That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”

We have designated three of our officers as proxies for the Special Meeting. When you authorize a proxy via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card, you appoint Andrew Toy, Scott Leffler and Karen Soares as your proxies at the Special Meeting (the “proxy”), with full power of substitution by any of them. Even if you plan to attend the Special Meeting, we encourage you to authorize a proxy to vote your shares in advance via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card. If you authorize a proxy via the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our board of directors (the “Board”) and are being provided to stockholders by the Board’s authority. These materials were first made available or sent to you on [●] [●], 2023. Any reference in this Proxy Statement to attending the Special Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders. All stockholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Special Meeting and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Special Meeting?

At the Special Meeting, our stockholders are asked to consider and vote upon:

•authorizing the Board to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of our Class A common stock (“Class A common stock”) and Class B common stock (“Class B common stock” and, together with our Class A common stock, the “common stock”), at a reverse stock split ratio in the range of 1-for-5 to 1-for-20, as determined by our Board at a later date (the “Reverse Stock Split”), and to effect a reduction in the number of authorized shares of our Class A common stock and Class B common stock by a corresponding ratio (the “Authorized Share Reduction”); and

•any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting (the “Adjournment Proposal”).

How does the Board recommend I vote?

The Board recommends that you vote as follows:

•FOR the Reverse Stock Split and Authorized Share Reduction Proposal.

•FOR the Adjournment Proposal.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Special Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•FOR the Reverse Stock Split and Authorized Share Reduction Proposal.

•FOR the Adjournment Proposal.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Special Meeting or any postponement or adjournment of the Special Meeting.

Who is entitled to vote?

Only holders of our Class A common stock and Class B common stock at the close of business on [●] [●], 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. The holders of the shares of Class A common stock are entitled to one vote per share. The holders of the shares of Class B common stock are entitled to ten votes per share. The holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Amended and Restated Certificate of Incorporation. There were [●] shares of Class A common stock and [●] shares of Class B common stock outstanding on [●] [●], 2023.

How do I attend and submit my vote for the Special Meeting?

You should submit your proxy card or voting instruction form as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card for registered stockholders (that is, if you hold your shares of common stock directly in your name through our transfer agent, Continental Stock Transfer & Trust Company), or a voting instruction form for beneficial owners (if your shares of common stock are held in “street name,” such as in a stock brokerage account or through a bank or other nominee). Whether you are a registered stockholder or hold any of your shares in “street name,” you may vote in the following ways:

Prior to the Virtual Meeting. We encourage you to vote your shares in advance of the Special Meeting by one of the methods described below, even if you plan to attend the Special Meeting. You will be able to vote prior to the Special Meeting by visiting www.proxyvote.com and following the online instructions. If you have already voted prior to the Special Meeting, you may nevertheless change or revoke your vote at the Special Meeting as described below. Internet and telephone voting will close at 11:59 p.m. Eastern Time on [●], [●] 2023 (the day before the Special Meeting).

At the Virtual Meeting. You will be able to attend the Special Meeting virtually and vote by visiting www.virtualshareholdermeeting.com/CLOV2023SM and following the online instructions. If you own common stock as of the Record Date, you may attend the Special Meeting and vote, regardless of whether you have previously voted via the Internet, by telephone or by returning a proxy card (subject to compliance with the procedures set forth below under the heading “—How do I revoke or change a vote?”). Stockholders who attend the Special Meeting by following the above instructions will have an opportunity to vote electronically in accordance with the rules of conduct for the Special Meeting.

VOTE BY INTERNET

Shares Held of Record:
Prior to the Special Meeting: www.proxyvote.com

Voting on www.proxyvote.com will close at 11:59 p.m. Eastern Time on the day before the Special Meeting

During the Special Meeting: www.virtualshareholdermeeting.com/CLOV2023SM

VOTE BY TELEPHONE Shares Held of Record: 1-800-690-6903 24 hours a day / 7 days a week Telephone voting will close at 11:59 p.m. Eastern Time on [●] [●], 2023 (the day before the Special Meeting)
Shares Held in Street Name:	Shares Held in Street Name:
Prior to the Special Meeting: www.proxyvote.com 24 hours a day / 7 days a week During the Special Meeting: www.virtualshareholdermeeting.com/CLOV2023SM	See Voting Instruction Form 24 hours a day / 7 days a week Telephone voting will close at 11:59 p.m. Eastern Time on [●] [●], 2023 (the day before the Special Meeting)
INSTRUCTIONS:	INSTRUCTIONS:
• Read this Proxy Statement. • Go to the website listed above. • Have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.
• Read this Proxy Statement.

• Call the applicable number noted above.

• Have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.

To vote by mail, follow the instructions set forth on the Voting Instruction Form.

How do I submit questions for the Special Meeting?

You will be able to submit questions prior to the Special Meeting by visiting www.proxyvote.com and following the online instructions. Questions submitted prior to the Special Meeting must be submitted no later than 11:59 p.m. Eastern Time on [●] [●], 2023 (the day before the Special Meeting). You will be able to submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/CLOV2023SM. We will respond to questions as time permits, provided that they are relevant and applicable to the Special Meeting.

Who will count the vote?

A representative of Broadridge Financial Solutions, an independent tabulator, will count the vote and act as the inspector of election.

How do I revoke or change a vote?

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Special Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy via the Internet, by telephone or by returning a proxy card bearing a later date or by attending the Special Meeting and voting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting at the Special Meeting.

What does it mean if I receive more than one Notice, proxy or voting instruction form?

It means your shares are registered in more than one account. Please complete and provide your voting instructions for all Notices, proxy cards and voting instruction cards that you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Continental Stock Transfer & Trust Company. Street name stockholders holding shares through a bank, broker or other nominee should contact their bank, broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote, in person or represented by proxy at the Special Meeting, constitute a quorum. A quorum is necessary to transact business at the Special Meeting.

What is the required vote to approve the proposals?

Under Delaware law and our Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock, entitled to vote at the Special Meeting and voting together as a single class, is required to authorize our Board to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

The affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock present in person or represented by proxy at the Special Meeting and voting together as a single class is required to approve the Adjournment Proposal.

What is the effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Special Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Although our shares of Class A common stock are listed with Nasdaq, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We understand the proposal to authorize the Board to amend the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Adjournment Proposal will be considered “routine” by the NYSE and, accordingly, we believe that your broker may vote your shares on such proposals without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE.

We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Special Meeting.

Because adoption and approval of the amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction require a majority of the voting power of the outstanding shares of Class A common stock and Class B common stock, an abstention with respect to the Reverse Stock Split and the Authorized Share Reduction proposal will have the same effect as a vote “Against” the proposal. In addition, abstentions with respect to the Adjournment Proposal have the same effect as a vote “Against” the Adjournment Proposal.

Why are you holding a virtual Special Meeting?

The Special Meeting will be held by remote communication in a virtual meeting format only. We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our stockholders and the Company.

The Special Meeting will convene at [●] Eastern Time on [●] [●], 2023. We encourage you to access the Special Meeting prior to the start time leaving ample time for the check-in process.

How are proxies solicited and who bears the cost?

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers and other Company employees without additional compensation. Broadridge Financial Solutions will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.

What is “householding”?

SEC rules concerning the delivery of disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials, to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written request by sending a notification to: Corporate Secretary, Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

PROPOSAL NO. 1

REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION PROPOSAL

General

Clover Health is asking stockholders to authorize our Board to amend our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split of our outstanding shares of our Class A common stock and Class B common stock (collectively, the “common stock”), at a reverse stock split ratio in the range of 1-for-5 to 1-for-20, as determined by our Board at a later date (the “Reverse Stock Split”), and (b) a reduction in the number of authorized shares of our Class A common stock and Class B common stock by a corresponding ratio (the “Authorized Share Reduction”). Our Board has unanimously approved seeking stockholder authorization for the Board to effect the proposed amendments and recommends that our stockholders adopt and approve the proposal. The following description of the proposed amendments is a summary and is subject to the full text of the proposed amendments, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of Clover Health and its stockholders at that time. The Reverse Stock Split and Authorized Share Reduction could become effective as soon as the business day immediately following the Special Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the Certificate of Amendment. Clover Health will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required for the Board to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

The proposed amendments, if effected, will effect a Reverse Stock Split of the outstanding shares of Clover Health’s common stock at a reverse stock split ratio in the range of 1-for-5 to 1-for-20 (the “Ratio Range”), as determined by our Board at a later date. As of the Record Date, [●] shares of our Class A common stock and [●] shares of our Class B common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Class A Common Stock and Class B Common Stock.” The proposed amendments will result in a reduction of the total number of shares of Class A common stock and Class B common stock that Clover Health is authorized to issue by a corresponding ratio. See “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Class A Common Stock and Class B Common Stock” for the number of shares of Class A common stock and Class B common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction. All holders of Clover Health’s Class A common stock and Class B common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split will receive cash payments in lieu of their fractional shares. Each holder of Class A common stock and Class B common stock will hold the same percentage of the outstanding Class A common stock and Class B common stock, respectively, immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of their fractional shares. The par value of our Class A common stock and Class B common stock will continue to be $0.0001 per share (see “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split and the Authorized Share Reduction

Reverse Stock Split

Our Board has determined that it is in the best interests of Clover Health and its stockholders to combine our shares of common stock within a range of 1-for-5 to 1-for-20, as determined by the Board at a later date, in order to raise the per share trading price of our Class A common stock. Our Class A common stock is publicly traded and listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CLOV.”

On April 20, 2023, we received a written notice (the “Nasdaq Notice”) from Nasdaq notifying us that, for the prior 30 consecutive business days, the bid price for the Company’s Class A common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Nasdaq Notice had no immediate effect on the listing of the Class A common stock, which continues to trade on The Nasdaq Global Select Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until October 17, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Class A common stock must be at least $1.00 per share for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) (unless the Nasdaq staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)) during the 180-day period prior to October 17, 2023.

If the Company does not regain compliance by October 17, 2023, the Company may be eligible for an additional 180-calendar day compliance period if it elects (and meets the listing standards) to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. If the Company fails to regain compliance during the compliance period (including a second compliance period provided by a transfer to The Nasdaq Capital Market, if applicable), then Nasdaq will notify the Company of its determination to delist its Class A common stock, at which point the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. Accordingly, for this and other reasons discussed below, the Board believes that effecting the Reverse Stock Split will be in Clover Health’s and our stockholders’ best interests.

Additionally, our Board believes that an increased stock price may encourage investor interest and improve the marketability of our Class A common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our Class A common stock on [●] [●], 2023, was $[●] per share. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our Class A common stock.

We believe that maintaining our listing on Nasdaq will provide us with a market for the Class A common stock that is more accessible than if our Class A common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Among other factors, trading on Nasdaq increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). We believe that prospective investors will view an investment in us more favorably if our Class A common stock qualifies for listing on Nasdaq as compared with the OTC markets.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Class A common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our Class A common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our Class A common stock will increase following the Reverse Stock Split or that the per share trading price of our Class A common stock will not decrease in the future.

The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company and the Board with the flexibility to achieve the desired results of the Reverse Stock Split. If our stockholders approve this proposal, then the Board, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board that a reverse split would be in the best interests of the Company and our stockholders at that time. See “—Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board were to effect the Reverse Stock Split, then the Board would set the timing for such a split and select the specific ratio within the Ratio Range (the “Final Ratio”). No further action on the part of stockholders would be required for the Board to either implement or abandon the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Time, additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board. If the Board does not implement the Reverse Stock Split and the Authorized Share Reduction within 12 months from the Special Meeting, then the authority granted in this proposal to implement the Reverse Stock Split and the Authorized Share Reduction automatically will terminate. If the Board elects not to implement the Reverse Stock Split within this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split:

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval authorizing the Board to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, our Board may consider, among other things, various factors, such as:

a.the historical trading price and trading volume of our Class A common stock;
b.Nasdaq continued listing standards requirements;
c.the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Stock Split on the trading market for our Class A common stock in the short- and long-term; and
d.prevailing general market and economic conditions.

Authorized Share Reduction

As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our Class A common stock and Class B common stock. However, if stockholders authorize the Board to amend the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, and the Reverse Stock Split is implemented, the authorized number of shares of our Class A common stock and Class B common stock also would be reduced by a corresponding ratio. We believe this is appropriate given that we have no present intention to use or issue any significant portion of the authorized but unissued shares.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our Class A common stock. However, the effect of the Reverse Stock Split on the per share trading price of our Class A common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Class A common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Class A common stock to certain potential investors, we cannot assure you that, if implemented, our Class A common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than might occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock and result in higher transaction costs.

The liquidity of our Class A common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A common stock as described above.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A common stock does not increase in proportion to the Final Ratio, or following such increase does not maintain or exceed that price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A common stock outstanding following the Reverse Stock Split.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by our stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Effective Time could occur as soon as the business day immediately following the Special Meeting. However, the exact timing of the filing of the Certificate of Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, may at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, delay or abandon the Reverse Stock Split and the Authorized Share Reduction. If the Board does not implement the Reverse Stock Split and the Authorized Share Reduction within 12 months from the Special Meeting, then the authority granted in this proposal to implement the Reverse Stock Split and the Authorized Share Reduction automatically will terminate. If the Board elects not to implement the Reverse Stock Split and the Authorized Share Reduction within this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split if implemented by the Board. In lieu of issuing fractional shares, the Company will pay each stockholder who would otherwise have been entitled to a fraction of a share as a result of the Reverse Stock Split an amount in cash equal to the closing sale price of the Class A common stock, as quoted on Nasdaq on the day of the Effective Time, multiplied by the fractional share amount. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except the right to receive the above-described cash payment.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each of those jurisdictions. Thereafter, stockholders otherwise entitled to receive fractional share funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Clover Health’s Class A common stock or Class B common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Clover Health’s common stock after the Reverse Stock Split, you may do so by either:

a.purchasing a sufficient number of shares of Clover Health’s common stock; or
b.if you have shares of Clover Health’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the Effective Time of the Reverse Stock Split and the Authorized Share Reduction, if implemented by the Board, each stockholder will own a reduced number of shares of Class A common stock or Class B common stock, as applicable. The principal effect of the Reverse Stock Split and the Authorized Share Reduction will be to proportionately decrease the number of outstanding shares of our Class A common stock and Class B common stock based on the Final Ratio selected by our Board.

The Reverse Stock Split would be effected simultaneously for all shares of our common stock, and the Final Ratio would be the same for all shares of our common stock. The Reverse Stock Split would affect all of the holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interests in the Company, voting rights or other rights in each case, other than as a result of the treatment of fractional shares as described herein. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in additional stockholders owning “odd lots” of less than 100 shares of our Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Class A Common Stock and Class B Common Stock

The following table, which is provided for illustrative purposes only, contains approximate information, based on share information as of June 15, 2023, relating to our outstanding Class A common stock and Class B common stock based on hypothetical reverse stock split ratios within the Ratio Range and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split and the Authorized Share Reduction are implemented:

	Number of Shares Authorized	Number of Shares Issued and Outstanding	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Not Outstanding or Reserved
Class A Common Stock
Pre-Reverse Stock Split	2,500,000,000	395,440,656	80,076,551	2,024,482,793
Post-Reverse Stock Split (1:5)	500,000,000	79,088,131	16,015,310	404,896,559
Post-Reverse Stock Split (1:20)	125,000,000	19,772,033	4,003,828	101,224,140

Class B Common Stock
Pre-Reverse Stock Split	500,000,000	87,867,732	82,713,444	329,418,824
Post-Reverse Stock Split (1:5)	100,000,000	17,573,546	16,542,689	65,883,765
Post-Reverse Stock Split (1:20)	25,000,000	4,393,387	4,135,672	16,470,941

After the Effective Time of the Reverse Stock Split, if implemented by the Board, our Class A common stock will have a new CUSIP number, a number used to identify our Class A common stock.

Our Class A common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split and the Authorized Share Reduction will not affect the registration of our Class A common stock under the Exchange Act or the listing of our Class A common stock on Nasdaq. Following the Reverse Stock Split, our Class A common stock will continue to be listed on Nasdaq under the symbol “CLOV,” although it will be considered a new listing with a new CUSIP number.

Effect on Par Value

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our Class A common stock and Class B common stock, which will each remain at $0.0001 per share.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split; the reduction will be subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Preferred Stock

Pursuant to our existing Amended and Restated Certificate of Incorporation, our authorized stock includes 25,000,000 shares of Preferred Stock, $0.0001 par value per share. The proposed amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Share Reduction will not impact the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.

Effect on Clover Health’s Equity Plans

As of [●] [●], 2023, we had [●] shares of our Class A common stock subject to stock options and [●] shares of our Class A common stock subject to unvested restricted stock units (including performance-based units) outstanding under our 2020 Equity Incentive Plan (the “2020 Plan”), our 2014 Equity Incentive Plan (the “2014 Plan”), our 2022 Inducement Award Plan (the “Inducement Plan”) and our 2020 Employee Stock Purchase Plan (the “ESPP”). As of [●] [●], 2023, we had [●] shares of our Class B common stock subject to performance-based restricted stock units outstanding under our 2020 Management Incentive Plan (the “2020 MIP” and, together with the 2020 Plan, 2014 Plan and the Inducement Plan, the “Equity Plans”), The Board and the Talent and Compensation Committee of our Board, as appointed by our Board, have the discretion and authority in the event of a reverse stock split to determine the appropriate adjustment to the awards granted and outstanding, the number of shares reserved for issuance under our Equity Plans, and any applicable exercise prices. Accordingly, if the Reverse Stock Split is effected, the number of shares of our Class A common stock available for issuance under the 2020 Plan, the Inducement Plan and the ESPP, as well as the number of shares of our Class A common stock subject to any outstanding award under the 2020 Plan, the Inducement Plan and the ESPP, and the exercise price, grant price or purchase price relating to any such award, as applicable, under the 2020 Plan, the Inducement Plan and the ESPP are expected to be proportionately adjusted by our Board or Talent and Compensation Committee to reflect the Reverse Stock Split. In addition, if the Reverse Stock Split is effected, the number of shares of our Class B common stock available for issuance under the 2020 MIP, as well as the number of shares of our Class B common stock subject to any outstanding award under the 2020 MIP, are expected to be proportionately adjusted by our Board or Talent and Compensation Committee to reflect the Reverse Stock Split. Our Board or Talent and Compensation Committee will also determine what treatment is appropriate in respect of any outstanding awards’ performance-based vesting conditions in order to reflect the Reverse Stock Split and the treatment of fractional shares subject to stock options and other outstanding awards under the Equity Plans. In addition, pursuant to the authority provided under the Equity Plans, the Board or Talent and Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Equity Plans.

Specifically, it is expected that, among other things, the number of shares of our Class A common stock and Class B common stock, as applicable, subject to awards under the Equity Plans will be adjusted in each case to equal the product of the number of shares of our Class A common stock and Class B common stock subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the Final Ratio (rounded to the nearest whole share (in the case of stock options, down to the nearest whole share)), and the exercise price of any stock option will be adjusted to equal the quotient of the number of shares of our Class A common stock subject to the applicable stock option immediately prior to the Reverse Stock Split divided by the Final Ratio (rounded up to the nearest whole cent).

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock that you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Clover Health’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our Class A common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Class A common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split.

If you hold your shares of our Class A common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Shares Held in Certificated Form

If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to transfer or trade your post-Reverse Stock Split shares of our common stock, as applicable, which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold, together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Vote Required

Under Delaware law and our Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock, entitled to vote at the Special Meeting and voting together as a single class, is required to authorize the Board to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. Because adoption and approval of the amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction require a majority of the voting power of the outstanding shares of Class A common stock and Class B common stock, an abstention with respect to the Reverse Stock Split and the Authorized Share Reduction proposal will have the same effect as a vote “Against” the proposal.

The Board recommends that you vote “FOR” the Reverse Stock Split and Authorized Share Reduction proposal.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to Be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold their stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Changes in these authorities, and the interpretation thereof, may result in U.S. federal income tax consequences that differ from those discussed below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS would not challenge any of the consequences summarized below, or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any non-U.S. tax consequences, any estate or gift tax consequences, or the Medicare tax on net investment income.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes) and their partners or members; (vii) traders in securities that elect to use a mark-to-market method of accounting; (viii) holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) retirement plans; (xii) holders who own more than five percent (5%) of our common stock; or (xiii) certain former citizens or long-term residents of the United States.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a U.S. Holder that is a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered pursuant to the Reverse Stock Split (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock surrendered pursuant to the Reverse Stock Split. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period in such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split generally should be treated as having exchanged the fractional share interest for cash in a redemption that is subject to Section 302 of the Code. The redemption generally should be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of the cash in lieu of the fractional share (a) is “substantially disproportionate” with respect to the U.S. Holder, (b) results in a “complete termination” of the U.S. Holder’s interest or (c) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, in each case, taking into account shares of our common stock actually and constructively owned by such U.S. Holder. For these purposes, a distribution is not essentially equivalent to a dividend if the U.S. Holder undergoes a “meaningful reduction” in its proportionate interest in our common stock.

If the redemption is treated as a sale, the U.S. Holder will recognize capital gain or loss equal to the difference between the portion of its tax basis allocated to the fractional share and the cash received. Such capital gain or loss will be short term if the shares held prior to the Reverse Stock Split were held for one year or less and long term if held for more than one year. If, however, the redemption does not meet one of the Section 302 tests, then the cash will be treated as a distribution under Section 301 of the Code and taxed as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, then as a recovery of basis to the extent of the U.S. Holder’s tax basis in its shares (which, for these purposes, may include the U.S. Holder’s tax basis in all of its shares rather than only the U.S. Holder’s tax basis in the fractional share interest, although the law is not entirely clear on this point), and finally as gain from the sale of such fractional shares interest.

Some U.S. Holders receiving cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should have an increase, and others should have a reduction, in their percentage ownership in the Company. Whether a U.S. Holder will be considered to have undergone a meaningful reduction in its interest in our common stock will depend on all of the facts and circumstances existing at and around the time of the Reverse Stock Split, including the U.S. Holder’s percentage interest in our common stock before and after the Reverse Stock Split. The IRS has indicated in published rulings that any reduction in the percentage ownership of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the Company’s outstanding common stock generally should be considered to be minimal for these purposes) and who exercises no control over corporate affairs should constitute a meaningful reduction.

Holders of our common stock should consult their own tax advisors to determine whether the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as a redemption that is subject to Section 302 of the Code or as a distribution under Section 301 of the Code, and the tax consequences thereof to such U.S. Holder.

A U.S. Holder may be subject to information reporting with respect to any cash received in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT DOES NOT CONSTITUTE TAX ADVICE. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THEIR PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION PROPOSAL.

PROPOSAL NO. 2

ADJOURNMENT PROPOSAL

The Company is asking its stockholders to approve the postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Special Meeting.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock present in person or represented by proxy at the Special Meeting and voting together as a single class is required to approve the Adjournment Proposal. Abstentions have the same effect as a vote “Against” the Adjournment Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 15, 2023, by:

•each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of our common stock;

•each of our named executive officers for 2022;

•each of our directors; and

•all of our executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of June 15, 2023, and all shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of June 15, 2023, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage ownership of the common stock is based on 395,440,656 shares of Class A common stock and 87,867,732 shares of Class B common stock outstanding as of June 15, 2023. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
5% Holders
Entities affiliated with Vivek Garipalli(1)	—	—	83,584,543	95.1	65.6
BlackRock, Inc.(2)	27,124,981	6.9	—	—	2.1
The Vanguard Group, Inc.(3)	32,158,748	8.1	—	—	2.5
Executive Officers and Directors
Vivek Garipalli(4)	—	—	87,035,520	99.1	68.3
Andrew Toy(5)	673,768	*	12,790,323	12.7	9.2
Scott J. Leffler(6)	1,270,505	*	—	—	*
Joseph Martin(7)	587,074	*	—	—	*
Mark C. Herbers	—	—	—	—	—
Brady Priest(8)	423,729	*	441,601	*	*
Chelsea Clinton(9)	138,392	*	499,390	*	*
Carladenise Armbrister Edwards	8,805	—	—	—	—
Demetrios L. Kouzoukas	25,608	—	—	—	—
Anna U. Loengard(10)	7,800	*	—	—	*
William G. Robinson, Jr.	54,200	—	—	—	—
Lee A. Shapiro(12)	134,200	*	—	—	*
All executive officers and directors as a group (15 persons)(13)	4,235,991	1.1	101,283,851	100.6	72.4
* Less than one percent (1%).
** Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1) Consists of (i) 5,645,934 shares of Class B common stock held by Caesar Ventures, LLC (“Caesar Ventures”), (ii) 2,062,265 shares of Class B common stock held by Caesar Clover, LLC (“Caesar Clover”), (iii) 75,694,143 shares of Class B common stock held by NJ Healthcare Investments, LLC (“NJ Healthcare”), and (iv) 182,201 shares of Class B common stock held by Titus Ventures, LLC (“Titus Ventures”). Mr. Garipalli serves as the sole manager of Caesar Ventures, Caesar Clover, NJ Healthcare and Titus Ventures. Therefore, Mr. Garipalli may be deemed to share voting power and dispositive power over the shares held by these entities.
(2) Based on information contained in a Schedule 13G filed with the SEC on February 3, 2023, BlackRock, Inc. (“BlackRock”), has sole voting power over 26,441,201 shares of Class A common stock, shared voting power over 0 shares of Class A common stock, sole dispositive power over 27,124,981 shares of Class A common stock and shared dispositive power over 0 shares of Class A common stock. The Schedule 13G filed by BlackRock provides information only as of December 31, 2022, and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2022, and June 15, 2023. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(3) Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. (“Vanguard”), an independent advisor, has sole voting power over 0 shares of Class A common stock, shared voting power over 626,881 shares of Class A common stock, sole dispositive power over 31,256,954 shares of Class A common stock and shared dispositive power over 901,794 shares of Class A common stock. The Schedule 13G/A filed by Vanguard provides information only as of December 31, 2022, and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2022, and June 15, 2023. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4) Consists of (i) the shares listed in footnote (1) of which Mr. Garipalli may be deemed to share voting and dispositive power, plus shares held directly by Mr. Garipalli as the result of the vesting and settlement of restricted stock units held by Mr. Garipalli prior to June 15, 2023.

(5) Consists of 12,790,323 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of June 15, 2023, and 673,768 shares of Class A common stock issuable upon exercise of options exercisable on or within 60 days of June 15, 2023, by Mr. Toy.
(6) Consists of 10,000 shares of Class A common stock held as of June 15, 2023, and 1,260,505 shares of Class A common stock issuable upon exercise of options exercisable on or within 60 days of June 15, 2023, by Mr. Leffler.
(7) Consists of 587,074 shares of Class A common stock held as of June 15, 2023, by Mr. Martin.
(8) Consists of 441,601 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of June 15, 2023, and 423,729 shares of Class A common stock issuable upon exercise of options exercisable on or within 60 days of June 15, 2023, by Mr. Priest.
(9) Consists of 138,392 shares of Class A common stock, and 499,390 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of June 15, 2023, by Ms. Clinton.
(10) Consists of 7,800 shares of Class A common stock held as of June 15, 2023, by Dr. Loengard.
(11) Consists of 134,200 shares of Class A common stock held as of June 15, 2023, by Mr. Shapiro.
(12) Consists of all current directors and current executive officers, with (i) 2,381,187 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of June 15, 2023, (ii) 1,854,804 shares of Class A common stock, (iii) 101,283,851 shares of Class B common stock and (iv) 12,790,323 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of June 15, 2023.

OTHER BUSINESS THAT MAY COME BEFORE THE SPECIAL MEETING

Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting.

FORWARD-LOOKING STATEMENTS

Please note that this Proxy Statement and the accompanying materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and the Company’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this Proxy Statement and the accompanying materials. Additional information concerning these and other risk factors is contained in the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, including the Risk Factors section therein, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this Proxy Statement and the accompanying materials are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.

STOCKHOLDER PROPOSALS

Procedures for Submitting Stockholder Proposals to be Included in Next Year’s Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to the 2024 Annual Meeting of Stockholders any proposal of a stockholder submitted pursuant to SEC Rule 14a-8 must be received by at our principal executive offices located at 3401 Mallory Lane, Suite 210, Franklin, TN 37067, Attn: Corporate Secretary, on or before December 28, 2023 (120 days prior to the anniversary of the date of the Proxy Statement for our 2023 Annual Meeting of Stockholders) and must otherwise be in compliance with the SEC rules regarding eligibility for inclusion in our proxy statement and proxy card.

A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2024 annual meeting of stockholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 1.11 of our amended and restated bylaws. Pursuant to Section 1.11 of our amended and restated bylaws, we must receive notice of the nomination or other proposal in writing no earlier than the close of business February 8, 2024 (120 days prior to the anniversary of the 2023 Annual Meeting) and no later than the close of business on March 9, 2024 (90 days prior to the anniversary of the 2023 Annual Meeting) or if the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting, no earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following public announcement of the meeting date. A copy of our amended and restated bylaws may be obtained from our Corporate Secretary, who may be reached at Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, Attn: Corporate Secretary.

Further, in addition to satisfying the requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than April 8, 2024 (60 days prior to the anniversary of the 2023 Annual Meeting), or if the date of the 2024 annual meeting of stockholders is more than 30 days from the anniversary of the 2023 Annual Meeting, then notice must be provided by the later of 60 days prior to the date of our 2024 annual meeting of stockholders or the tenth day following the public announcement of the meeting date.

PROXY AUTHORIZATION

The interest and cooperation of all stockholders in the affairs of Clover Health are considered to be of the greatest importance by our management team. Whether or not you plan to attend the Special Meeting, it is requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares via the Internet, by telephone or by mail.

By Order of the Board of Directors,

Andrew Toy
Co-Founder, Chief Executive Officer and Director
Clover Health Investments, Corp.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLOVER HEALTH INVESTMENTS, CORP.

CLOVER HEALTH INVESTMENTS, CORP. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate of Incorporation”).

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [●] shares of the Corporation’s Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) and Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock or Class B Common Stock, respectively, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).

THIRD: No fractional shares shall be issued in connection with the Reverse Stock Split. For any fraction of a share of Class A Common Stock or Class B Common Stock remaining after giving effect to the Reverse Stock Split, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Class A Common Stock on the Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split) as of the closing price as quoted on Nasdaq on the day of the Effective Time. The Reverse Stock Split shall occur whether or not any certificates representing such shares are surrendered to the Corporation or its transfer agent.

FOURTH: Upon the Effective Time, Section 1.1 of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation, relating to the capital structure of the Corporation, is hereby amended to read in its entirety as set forth below:

1.1. The total number of shares of all classes of stock that the Corporation has authority to issue is [●] shares, consisting of three (3) classes: [●] shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), [●] shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and 25,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

FIFTH: This Certificate of Amendment shall become effective as of [●], at [●] [a.m./p.m.].

SIXTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [●] day of [●], [●].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20223-S69808

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLOVER HEALTH INVESTMENTS, CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

Vote on Proposals	**For**	**Against**	**Abstain**
1. To authorize our Board of Directors to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Class A common stock and Class B common stock, at a reverse stock split ratio range of 1-for-5 through 1-for-20, as determined by the Company's Board of Directors at a later date, and reduce the number of authorized shares of the Company's Class A common stock and Class B common stock by a corresponding ratio.	☐	☐	☐
2. To approve, if necessary, the postponement or adjournment of the Special Meeting to permit further solicitation and vote of proxies in favor of the reverse stock split and authorized shares reduction proposal.	☐	☐	☐

There are no other matters that will be voted upon at the Special Meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholders. **If no direction is made, this proxy will be voted FOR Items 1 and 2.**

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com.

V20224-S69808

CLOVER HEALTH INVESTMENTS, CORP.
Special Meeting of Stockholders
This Proxy is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Toy, Scott Leffler and Karen Soares, or any of them, as proxies, each with the full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clover Health Investments, Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Eastern Time on [TBD] [TBD], 2023, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/CLOV2023SM, and any adjournment, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE